Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated August 12, 2002 in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of ACE*COMM Corporation for the registration of shares of its common stock.

/s/Ernst & Young LLP

McLean, Virginia
October 6, 2003